Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-237870, 333-158590, 333-52952) and on Form S-8 (Nos. 333-14243, 333-28427, 333-52957, 333-123446, 333-125311, 333-131171, 333-141906, 333-142752, 333-142754, 333-167266, 333-218117) of Brandywine Realty Trust of our report dated February 24, 2021 relating to the financial statements and the financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2021